                                                                     EXHIBIT 5.1

                            OPINION OF JOHN C. ALLEN

March 10, 2005

Energy West, Incorporated
1 First Avenue South
Great Falls, Montana 59401

Gentlemen:

     Reference is made to the registration statement on Form S-8 which Energy
West, Incorporated (the "Company") proposes to file with the Securities and
Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, registering 200,000 shares of common stock, par value $.15 per share, of the
Company (the "Shares") which may be offered and sold by the Company under the
Energy West Incorporated 2002 Stock Option Plan (the "Plan").

     I am of the opinion that the Shares, which have been duly authorized, will be validly issued,  fully paid, and nonassessable at such time as: (i) the terms of the issuance and sale of the Shares have been duly  authorized by appropriate action of the  Company;  and (ii) the Shares  have been duly  issued and sold as contemplated by the registration statement and the Plan.

     I hereby consent to the filing of this opinion with the SEC.

                                       Very truly yours,

                                       /s/ John C. Allen

                                       John C. Allen